UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016 (May 12, 2016)

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Assurant, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 12, 2016. At the Annual Meeting, the Company’s stockholders (1) elected each of the nominees listed below to the Company’s board of directors to serve until the 2017 Annual Meeting or until their respective successors are elected and qualified, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016, (3) approved, by non-binding advisory vote, the 2015 compensation paid to the Company’s named executive officers and (4) approved, by non-binding advisory vote, a stockholder proposal concerning proposed changes in the Company’s by-laws and articles of incorporation.

The following is a summary of the votes cast, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1: Election of Directors.

Nominees:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Elaine D. Rosen	54,128,770	433,908	16,610	3,519,375
Howard L. Carver	53,264,871	1,296,967	17,450	3,519,375
Juan N. Cento	54,322,664	239,423	17,201	3,519,375
Alan B. Colberg	53,945,048	577,790	56,450	3,519,375
Elyse Douglas	54,431,141	131,579	16,568	3,519,375
Lawrence V. Jackson	53,989,303	572,781	17,204	3,519,375
Charles J. Koch	53,989,197	534,241	55,850	3,519,375
Jean-Paul L. Montupet	51,912,071	2,650,062	17,155	3,519,375
Paul J. Reilly	54,397,375	125,415	56,498	3,519,375
Robert W. Stein	54,392,635	169,407	17,246	3,519,375

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,184,630	833,703	80,330	0

Proposal 3: Non-binding Advisory Vote on the 2015 Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,877,999	2,599,595	101,694	3,519,375

Proposal 4: Non-binding Advisory Vote on Stockholder Proposal Concerning Proposed Changes in the Company’s By-laws and Articles of Incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,772,925	710,015	96,348	3,519,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Bart Schwartz
Bart Schwartz
Executive Vice President, Chief Legal Officer and Secretary

Date: May 16, 2016